EXHIBIT 23.2

621 SEVENTEENTH STREET        DENVER, CO 80293        TELEPHONE (303)623-9147

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the references to our firm, in the context in which they appear, and to the references to and the incorporation by reference of our report letter dated February 7, 2018, included in the Annual Report on Form 10-K of Extraction Oil & Gas, Inc. (the “Company”). We also hereby consent to the incorporation by reference of the references to our firm, in the context in which they appear, and of our report letter dated February 7, 2018, into the Company's registration statements on (i) Form S-8 (File No. 333-214089), including any amendments thereto, (ii) on Form S-1 (File No. 333-215462), as amended and including any further amendments thereto, and (iii) on Form S-1 (File No. 333-215282), as amended and including any further amendments thereto, in accordance with the requirements of the Securities Act of 1933, as amended.

\s\ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Denver, Colorado
February 22, 2018